UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3333 New Hyde Park Road, Suite 100 New Hyde Park, NY	11042
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code (516) 869-9000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Kimco Realty Corporation (the "Company") was held on May 5, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of March 11, 2010, there were 405,545,261 shares of the Company’s Common Stock outstanding and eligible to vote.

Proposal 1: Election of Directors

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify. The tabulation of votes was:

Nominee	Votes	For	Against/Withheld
Milton Cooper	342,165,530	332,845,659	9,319,871
Philip E. Coviello	342,165,530	328,599,985	13,565,545
Richard G. Dooley	342,165,530	275,071,075	67,094,455
Joe Grills	342,165,530	314,264,051	27,901,479
David B. Henry	342,165,530	335,905,850	6,259,680
F. Patrick Hughes	342,165,530	328,696,131	13,469,399
Frank Lourenso	342,165,530	312,488,710	29,676,820
Richard Saltzman	342,165,530	328,643,672	13,521,858

Proposal 2: Approval of Kimco Realty Corporation’s 2010 Equity Participation Plan

The approval of the Company’s 2010 Equity Participation Plan was ratified as set forth below:

Votes	For	Against	Abstain
342,165,530	305,209,800	36,196,512	759,218

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified as set forth below:

Votes	For	Against	Abstain
365,308,135	361,718,503	2,950,593	639,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Dated:  May 10, 2010

By:

/s/ Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Executive Vice President,

Chief Operating Officer and

Chief Financial Officer